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                                                                     EXHIBIT 21

                             LIST OF SUBSIDIARIES
                             --------------------


            NAME                                       COUNTRY OR STATE OF
            ----                                          INCORPORATION
                                                       -------------------

Hospitality Marketing Concepts Pty. Limited               Australia

Call Connect Inc.                                         California

HMC Consultants Inc.                                      California

HMC-International Marketing Concepts Inc.                 Canada

Hospitality Marketing Concepts de Colombia, S.A.          Colombia

Hospitality Marketing Concepts sarl                       France

Hospitality Management Consultant Indonesia               Indonesia

Hospitality Marketing Concepts Italia S.R.L.              Italy

Hotel Marketing Company (HMC)                             Lebanon

Hospitality Marketing Consultants SDN BHD                 Malaysia

HMC Consulting (Shanghai) Co., Ltd.                       Peoples Republic of
                                                          China

Hospitality Marketing Concepts [Poland] Sp. zoo.          Poland

Hospitality Marketing Concepts (Asia Pacific)             Singapore
Pte Ltd.

Hospitality Marketing Concepts (Espana), S.L.             Spain

Hospitality Marketing Concepts (Holdings) Limited         United Kingdom

Hospitality Marketing Concepts Limited                    United Kingdom

Hospitality Marketing Consultants 2000 de                 Venezuela
Venezuela, C.A.